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                                                                     Exhibit 2.4


                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         AMENDMENT NO. 1, dated as of September __, 1999 (the "AMENDMENT"), by and among STARWOOD FINANCIAL TRUST, a Maryland real estate investment trust ("STARWOOD"), ST MERGER SUB, INC., a Delaware corporation ("STARWOOD SUB") and TRINET CORPORATE REALTY TRUST, INC., a Maryland corporation ("TRINET").


                                    RECITALS

         A. Starwood, Starwood Sub, and TriNet are parties (the "PARTIES") to that certain Agreement and Plan of Merger dated as of June 15, 1999 (the "ORIGINAL AGREEMENT").

         B. The Parties desire to enter into this Amendment for the purpose of amending certain provisions of the Original Agreement as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein contained, the Parties hereby agree as follows:

         1. AMENDMENT TO SECTION 5.11. Clause (x) of subparagraph (i) of Section 5.11(b) of the Original Agreement is hereby amended and restated in its entirety as follows:

         "(x) the product of (A) the Market Price, (B) the number of shares of TriNet Common Stock subject to such TriNet Stock Options and (C) the
         Exchange Ratio. . . ."

         2. AMENDMENT TO SECTION 9.2. The notice information for TriNet set forth in Section 9.2(b) of the Original Agreement is hereby amended and restated in its entirety as follows:

                 (b) if to TriNet, to

                     TriNet Corporate Realty Trust, Inc.
                     One Embarcadero Center
                     33rd Floor
                     San Francisco, California 94111
                     Attn:  Geoff Dugan, Esq.
                     Fax:  (415) 391-3092

         3. EXHIBITS. EXHIBITS J, K AND L of the Original Agreement are hereby amended and replaced in their entirety with EXHIBITS J, K AND L to this Amendment.

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         IN WITNESS WHEREOF, Starwood, Starwood Sub and TriNet have caused this
Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 STARWOOD FINANCIAL TRUST



                                 By:  /s/ Spencer B. Haber
                                      ----------------------------------------
                                      Name:  Spencer B. Haber
                                      Title: Chief Financial Officer



                                 ST MERGER SUB, INC.



                                 By:  /s/ Spencer B. Haber
                                      ----------------------------------------
                                      Name:  Spencer B. Haber
                                      Title: Chief Financial Officer



                                 TRINET CORPORATE REALTY TRUST, INC.



                                 By:  /s/ Elisa F. DiTomasso
                                      ----------------------------------------
                                      Name:  Elisa F. DiTomasso
                                      Title: Chief Financial Officer



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                                    EXHIBIT J

                         FORM OF CHARTER OF NEW STARWOOD


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                                    EXHIBIT K

                         FORM OF BYLAWS OF NEW STARWOOD

                                    EXHIBIT L

                     FORM OF ARTICLES SUPPLEMENTARY FOR EACH
                      CLASS OF NEW STARWOOD PREFERRED STOCK